Exhibit 10.6

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Federal Taxpayer Identification No.: 26-0287117

14624 North Scottsdale Road, Suite 300

Scottsdale, Arizona 85254

Notice of Grant of CEO Stock Options and Stock Option Award Agreement (“Stock Option Award Agreement”)

PART I

A.	Tranche 1

Name of Option Holder: Mark D. Johnsrud

Effective August 7, 2017 (“Grant Date”), you (“Option Holder”) have been granted a nonqualified stock option to buy 354,411 Shares of NUVERRA ENVIRONMENTAL SOLUTIONS, INC., a Delaware corporation (the “Company”) common stock, par value $0.01 per share (“Shares”), at an exercise price of $37.03 per Share (“Exercise Price”).

Options for the following Shares will become vested and expire on the date(s) shown:

Number of Shares	Vesting Date(s)	Expiration Date(s)
118,137	August 7, 2018	August 7, 2024
118,137	August 7, 2019	August 7, 2024
118,137	August 7, 2020	August 7, 2024

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of this Stock Option Award Agreement (including PART I.A. and PART II), all of which are made a part of this document.

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NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Signature:	/s/ Joseph M. Crabb	Date: February 23, 2018
Print Name:	Joseph M. Crabb
Title:	Executive Vice President and Chief Legal Officer

OPTION HOLDER

Signature:	/s/ Mark D. Johnsrud	Date: February 23, 2018
Print Name:	Mark D. Johnsrud

B.	Tranche 2

Name of Option Holder: Mark D. Johnsrud

Effective August 7, 2017 (“Grant Date”), you (“Option Holder”) have been granted a nonqualified Option to buy 354,411 Shares of NUVERRA ENVIRONMENTAL SOLUTIONS, INC., a Delaware corporation (the “Company”) common stock, par value $0.01 per share (“Shares”), at an exercise price of $41.31 per Share (“Exercise Price”).

Options for the following Shares will become vested and expire on the date(s) shown:

Number of Shares	Vesting Date(s)	Expiration Date(s)
118,137	August 7, 2018	August 7, 2024
118,137	August 7, 2019	August 7, 2024
118,137	August 7, 2020	August 7, 2024

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of this Stock Option Award Agreement (including PART I.B. and PART II), all of which are made a part of this document.

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NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Signature:	/s/ Joseph M. Crabb	Date: February 23, 2018
Print Name:	Joseph M. Crabb
Title:	Executive Vice President and Chief Legal Officer

OPTION HOLDER

Signature:	/s/ Mark D. Johnsrud	Date: February 23, 2018
Print Name:	Mark D. Johnsrud

PART II

General Terms and Conditions

Section 1.    Stock Option. Part I designates the Option as a nonqualified stock option.

Section 2.    Exercise Period.

(a)    Subject to Section 2(b), the Option Holder shall have the right to purchase all or any portion of the optioned Shares at any time during the period (“Exercise Period”) commencing on the applicable vesting date specified in Part I that the vested portion of the Option may be exercised (the “Earliest Exercise Date”) and ending on the earliest to occur of the following dates:

(i)	the effective date and time of the Option Holder’s termination of service with the Company and/or any of its subsidiaries that is a termination for Cause (as used in this Stock Option Award Agreement, the term “Cause” shall mean “good cause” as defined in Section 8(b)(ii) of the Option Holder’s April 28, 2017 Amended and Restated Employment Agreement with the Company (as amended from time to time in accordance with the terms thereof, the “Employment Agreement”));

(ii)	the last day following the 90-day period following the effective date of Option Holder’s termination of service with the Company and/or any of its subsidiaries that is a termination without Good Reason (as used in this Stock Option Award Agreement, the term “Good Reason” shall mean “good reason” as defined in Section 8(b) of the Employment Agreement);

(iii)	the last day following the 1-year period following the effective date of a Change in Control of the Company (as used in this Stock Option Award Agreement, the term “Change in Control” shall have the meaning set forth or referenced in the Employment Agreement); and

(iv)	the earlier of (A) the expiration date(s) specified in Part I of this Stock Option Award Agreement, or (B) the last day of the 1-year period commencing on the date and time of the termination of all service with the Company and/or its subsidiaries by the Company other than for Cause or by the Option Holder for Good Reason or due to death or disability (within the meaning of Section 22(e)(3) of the Code); and

(v)	the expiration date(s) specified in Part I.

(b)    To become vested in an Option, the Option Holder must be in continuous service with the Company and/or its subsidiaries during the period beginning on the Grant Date and ending on the applicable vesting date specified in Part I; provided, however, that all Options not previously vested will become fully and immediately vested if either (1) the Option Holder’s service with the Company and/or its subsidiaries is terminated by the Company other than for Cause or (2) the Option Holder’s service with the Company and/or its subsidiaries is terminated by the Option Holder for Good Reason. Additionally and notwithstanding anything in the Award Notice or in this

Stock Option Award Agreement to the contrary, in the event of a Change in Control of the Company (as defined in the Company’s 2017 Long Term Incentive Plan, as amended from time to time), all Options shall automatically become fully vested upon the closing of the Change in Control transaction, subject to the Option Holder’s continued service with the Company through such closing.

(c)    If the Option Holder terminates service with the Company and/or its subsidiaries prior to a vesting date other than for Good Reason, any unvested Options granted hereunder that are scheduled to vest after such termination of service date are deemed forfeited by the Option Holder. Options that are forfeited will be immediately canceled and will cease to be exercisable.

(d)    Notwithstanding the foregoing, in the event of the Option Holder’s termination of service with the Company and/or its subsidiaries due to death or disability (within the meaning of Section 22(e)(3) of the Code), unvested Options will be deemed vested as of the Option Holder’s termination of service date. In addition, if the Option Holder’s termination of service with the Company and/or its subsidiaries is by the Company other than for “Cause” (as defined in Section 2(a)(i) above), the Committee may, in its discretion, vest, as of the Option Holder’s termination of service date, unvested Options.

Section 3.    Exercise Price. During the Exercise Period, and after the applicable Earliest Exercise Date, the Option Holder shall have the right to purchase all or any portion of the optioned Shares at the Exercise Price.

Section 4.    Method of Exercise. The Option Holder may, at any time during the Exercise Period provided by Section 2, exercise his or her right to purchase all or any part of the optioned Shares then available for purchase; provided, however, that the minimum number of optioned Shares which may be purchased shall be one thousand (1,000) or, if less, the total number of optioned Shares then available for purchase. The Option Holder shall exercise such right by:

(a)    giving written notice to the Committee, in the form attached hereto as Appendix A; and

(b)    delivering to the Committee full payment of the Exercise Price for the optioned Shares to be purchased.

The date of exercise shall be the earliest date practicable following the date the requirements of this Section 4 have been satisfied. Payment shall be made (i) in United States dollars by certified check, money order, official bank check, or wire transfer of immediately available funds, made payable to the order of Nuverra Environmental Solutions, Inc., (ii) with the Committee’s approval, in Shares duly endorsed for transfer (or using a “constructive delivery” method approved by the Committee), already owned by the Option Holder for more than six (6) months as of the exercise date and having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid, such Fair Market Value to be determined in such manner as may be provided by the Committee or as may be required in order to comply with or conform to the requirements of any applicable laws or regulations, (iii) if and to the extent permitted by the Committee, by directing the Company to withhold from the Shares to be issued upon exercise of the Option (or a portion thereof) being exercised a number of Shares having a Fair Market Value equal to the aggregate Exercise

Price to be paid (a “cashless exercise”), or (iv) in a combination of (i), (ii) and (iii). Payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the Exercise Price and applicable tax withholding amounts (if any).

Section 5.    Delivery of Optioned Shares. As soon as is practicable following the date on which the Option Holder has satisfied the requirements of Section 4, the Committee shall take such action as is necessary to cause such Shares to be issued in the name of the Option Holder (either by book-entry registration or issuance of a stock certificate) evidencing the Option Holder’s ownership of the optioned Shares that have been purchased. The Option Holder shall have no right to vote or to receive dividends, nor have any other rights with respect to the optioned Shares, prior to the date as of which such optioned Shares are transferred to the Option Holder on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the effective date of such transfer. The obligation of the Company to deliver Shares under this Stock Option Award Agreement shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the person to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law.

Section 6.    No Right to Continued Service. Nothing in this Stock Option Award Agreement nor any action of the Board or Committee with respect to this Stock Option Award Agreement shall be held or construed to confer upon the Option Holder any right to a continuation of service by the Company or any of its subsidiaries. The Option Holder may be dismissed or otherwise dealt with as though this Stock Option Award Agreement had not been entered into.

Section 7.    Application of Clawback Policy. Notwithstanding anything in this Stock Option Award Agreement to the contrary, the Option shall be subject to adjustment and/or recovery, in whole or in part, following the date on which they become vested and payable if and to the extent (i) required by any applicable law, rule or regulation or (ii) provided under the terms of any clawback policy or other policy of similar import adopted by the Company and in effect on the date the Option becomes vested and payable.

Section 8.    Taxes. Where any person is entitled to receive Shares pursuant to the exercise of the Option granted hereunder, the Company shall have the right to require such person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

Section 9.    Notices. Any communication required or permitted to be given under this Stock Option Award Agreement, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

(a)    If to the Committee:

Nuverra Environmental Solutions, Inc.

14624 North Scottsdale Road, Suite 300

Scottsdale, Arizona 85254

Attention: Compensation Committee and Corporate Secretary

(b)    If to the Option Holder, to the Option Holder’s address as shown in the Company’s records.

Section 10.     Restrictions on Transfer. During Option Holder’s lifetime, the Option granted hereunder is not transferable.

Section 11.     Successors and Assigns. This Stock Option Award Agreement shall inure to the benefit of and shall be binding upon the Company and the Option Holder and their respective heirs, successors and assigns.

Section 12.     Construction of Language. Whenever appropriate in this Stock Option Award Agreement, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a section shall be a reference to a section of this Stock Option Award Agreement, unless the context clearly indicates otherwise.

Section 13.     Governing Law. This Stock Option Award Agreement shall be construed, administered and enforced according to the laws of the State of Arizona without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law. The federal and state courts having jurisdiction in Phoenix, Arizona shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of this Stock Option Award Agreement. By accepting any Option granted under this Stock Option Award Agreement, the Option Holder, and any other person claiming any rights under the Stock Option Award Agreement, agrees to submit himself or herself, and any such legal action as he or she shall bring, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 14.     Amendment. This Stock Option Award Agreement may be amended, in whole or in part, at any time and from time to time, by written agreement between the Company and the Option Holder.

Section 15.     Miscellaneous.

(a)    Existence of Options. The existence of the Options granted hereunder shall not affect in any way the right or power of the Company, the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Shares or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b)    Additional Issuances. Except as expressly provided herein, the issuance by the Company of shares of stock of any class (including Shares), including upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to the Options theretofore granted or the Exercise Price per Share.

(c)    Subdivision or Consolidation of Shares. The terms of the Options shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:

(i)	If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a stock split, by the issuance of a distribution on stock payable in stock, or otherwise) the number of shares of stock then outstanding into a greater number of shares of stock or in the event the Company distributes an extraordinary cash dividend, then, as appropriate (A) the maximum number of Shares available for delivery with respect to the Options shall be increased proportionately, (B) the number of Shares that may be acquired under any then outstanding Options shall be increased proportionately, and (C) the Exercise Price for each Share subject to then outstanding Options shall be reduced proportionately, without changing the aggregate Exercise Price as to which outstanding Options remain exercisable; provided, however, that the adjustment to the number of Shares and the Exercise Price with respect to an outstanding Option may be made in such other manner as the Committee may determine that is permitted pursuant to applicable tax and other laws, rules and regulations.

(ii)	If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse stock split, or otherwise) the number of Shares then outstanding into a lesser number of Shares, then, as appropriate (A) the maximum number of Shares available for delivery with respect to the Options shall be decreased proportionately, (B) the number of Shares that may be acquired under any then outstanding Options shall be decreased proportionately, and (C) the Exercise Price for each Share subject to then outstanding Options shall be increased proportionately, without changing the aggregate Exercise Price as to which outstanding Options remain exercisable.

(d)    Recapitalization. Subject to the vesting provisions of Section 2(b), in the event of any change in the capital structure or business of the Company or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC Topic 718 and, in each case, that would result in an additional compensation expense to the Company pursuant to the provisions of ASC Topic 718, if adjustments to the Options with respect to such event were discretionary or otherwise not required (each such an event, an “Adjustment Event”), then the Committee shall equitably adjust (i) the aggregate number or kind of Shares that thereafter may be delivered upon exercise of the Options, (ii) the number or kind of Shares subject to the Options, and (iii) the terms and conditions of the Options, including the Exercise Price of the Options to equitably reflect such Adjustment Event (“Equitable Adjustments”). In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would not be considered an Adjustment Event, and is not otherwise addressed in this

Section 15, and subject to the vesting provisions of Section 2(b), the Committee shall have complete discretion to make Equitable Adjustments (if any) in such manner as it deems appropriate with respect to such other event.

* * *

APPENDIX A TO

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

NOTICE OF GRANT OF STOCK OPTIONS AND STOCK OPTION AWARD AGREEMENT

NOTICE OF EXERCISE

Notice is hereby given pursuant to Section 4 of the General Terms and Conditions of my Stock Option Award Agreement that I elect to purchase the number of Shares set forth below at the Exercise Price set forth in my Stock Option Award Agreement:

Stock Option Award Agreement dated: February 23, 2018

Number of Shares being purchased:

Total Exercise Price: $

This Notice of Exercise is accompanied by the following (check one):

☐	certified check, money order, official bank check or personal check made payable to the order of the Company in an amount equal to the Exercise Price;

☐	Shares of the Company already in my possession with a Fair Market Value of ;*

☐	I direct the Company to withhold from the Shares to be issued upon exercise of the Option (or portion thereof) being exercised a number of Shares having a Fair Market Value equal to the aggregate Exercise Price to be paid (a “cashless exercise”);

OR

☐	A combination of the above; I have specified below how I will pay for the Exercise Price and the specific amount for each payment option:

$	Payment made in certified check, money order, official bank check or personal check

$	Other Company stock in my possession*

$	Cashless exercise

$	Total Exercise Price

I agree to provide to the Company such additional documents or information as may be required by the Company.

OPTION HOLDER

By:
Print Name: Mark D. Johnsrud

*	If I elect to exercise by exchanging shares I already own, I will constructively return shares that I already own to purchase the new option shares. If my shares are in certificate form, I must attach a separate statement indicating the certificate number of the shares I am treating as having exchanged. If the shares are held in “street name” by a registered broker, I must provide the Company with a notarized statement attesting to the number of shares owned that will be treated as having been exchanged. I will keep the shares that I already own and treat them as if they are shares acquired by the option exercise. In addition, I will receive additional shares equal to the difference between the shares I constructively exchanged and the total new option shares that I acquired.